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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            To Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): May 10, 2006
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


               0-26059                                     68-0121636
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      (Commission File Number)                 (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah                84128
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   (Address of Principal Executive Offices)               (Zip Code)


                                  801.963.5112
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              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)
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


Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

       Resignation of Director
       -----------------------

       On May 10, 2006, Raed Hawatmeh tendered his resignation as a director of CirTran Corporation (the "Company"). Iehab Hawatmeh, Chairman, President, and CEO of the Company, accepted the resignation.

       Appointment of Chief Financial Officer
       --------------------------------------

       On May 10, 2006, the Board of Directors of the Company appointed Richard
T. Ferrone as the Company's Chief Financial Officer.

       Prior to joining the Company, Mr. Ferrone had headed his own accounting firm, Ferrone & Associates, which he established in Salt Lake City in 1994. Previously, he was vice president and CFO for then-publicly-held GCI Industries, Inc./Golf Card International for seven years, and served as CFO of Huntsman, Christensen Real Estate & Development Co. Mr. Ferrone had also served as vice president and chief financial officer for BSD Medical Corporation after he started his career with a regional CPA firm in Salt Lake City. Mr. Ferrone has a B.S. in Accounting from the University of Utah, where he also studied for a Master of Professional Accountancy with a tax emphasis. Mr. Ferrone is 58 years old. Mr. Ferrone entered into a three-year employment contract with the Company to serve as the Chief Financial Officer of the Company to perform those duties delegated by the Board of Directors and the President of the Company and all other duties consistent with such description. The term of his employment started on May 15, 2006, and will continue for three years thereafter, unless sooner terminated by either party as provided in the agreement. Thereafter, the agreement will be automatically renewed on a year-to-year basis after the expiration of the initial or any subsequent term of the Agreement unless terminated by either party as provided in the agreement. Mr. Ferrone will receive, commencing on May 15, 2006, a base salary of $120,000.00 per year. The base salary shall be reviewed by the Board annually and may be increased as determined by the Board. The Board's determination of salary will be based primarily on Mr. Ferrone's ability to meet, and to cause the Company to meet, annually established goals. He is also entitled to a bonus of $30,000 per year, payable in quarterly increments. In addition, he may be granted options to purchase shares of the Company's common stock as determined from time to time by the Board or the Committee established pursuant to the Company's Stock Option Plan.

Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits.

              10.1 Employment Agreement dated May 15, 2006, between the Company and Richard Ferrone.

              99.1 Press Release dated May 11, 2006, relating to the appointment of Richard Ferrone as CFO.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CirTran Corporation


Date: May 15, 2006                      By:         /s/ Iehab Hawatmeh
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                                                    Iehab J. Hawatmeh, President





























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